SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 Amendment No. 3
                                       to
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): September 1, 2005
                                                         -----------------

                            BellaVista Capital, Inc.
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             (Exact name of registrant as specified in its charter)


         Maryland                    0-30507                    94-3324992
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(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)              Identification No.)


               420 Florence Street, Suite 200, Palo Alto, CA 94301
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (650) 328-3060
                                                           --------------

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 4.01       Changes in Registrant's Certifying Accountant

On September 1, 2005, the Registrant received the resignation of Grant Thornton, LLP ("Grant Thornton") as its principal independent accountants.

Grant Thornton 's reports on the Registrant's financial statements for each of the registrant's two most recent fiscal years ended December 31, 2003 and 2004did not contain an adverse opinion or disclaimer of opinion, nor was either report qualified or modified as to uncertainty, audit scope or accounting principles. During Registrant's two most recent fiscal years ended December 31, 2003 and 2004, and the subsequent interim periods through September 1, 2005, the date of Grant Thornton's resignation, there were no disagreements with Grant Thornton on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Grant Thornton would have caused it to make reference to the subject matter of the disagreement in connection with its report on the financial statements for that period, nor have there been any "reportable events" as defined under Item 304(a)(1)(v) of Regulation S-K during such period.

The Registrant has not yet engaged a new principal independent accountant.

ITEM 7.        Financial Statements and Exhibits

(c)      Exhibits

         (16) Letter regarding changes in certifying accountant


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  September 27, 2005      BellaVista Capital, Inc.





                                By:  /s/ MICHAEL RIDER
                                     --------------------------------
                                     Michael Rider, Chief Executive Officer